Exhibit 23.2

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Trailer Bridge, Inc.
Jacksonville, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-88502) of our report dated March 10, 2006, relating to the financial statements and schedule which appears in this Annual Report on Form 10-K.


/s/ BDO Seidman, LLP
Miami, Florida
March 30, 2006


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